Exhibit 23.2

BDO Dunwoody LLP
Chartered Accountants
And Consultants
600 Park Place, 666 Burrard Street
Vancouver, B.C. Canada V6C 2X8
Telephone (604) 688 5421
Fax (604) 688 5132


December 22, 1999


We consent to the inclusion in the Registration Statement on Form S-8 of our report dated October 29, 1999 on our audit of the financial statements of Forest Glade International Inc., which appears in the company's 1999 Annual Report on Form 10K-SB


/s/ BDO Dunwoody LLP
---------------------
Chartered Accountants

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